UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2024

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Old Georgetown Rd. Suite 1400 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA(1)	New York Stock Exchange

(1)	On October 4. 2024, Enviva Inc., a Delaware corporation (the “Company”) was notified by the staff of NYSE Regulation (“NYSE Regulation”) that it plans to file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist the common stock of the Company (the “Common Stock”) from the New York Stock Exchange (the “NYSE”) upon the completion of all applicable procedures and that trading in the Common Stock was suspended immediately. Ten days after the Form 25 is filed by NYSE Regulation, the delisting will become effective. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. The Common Stock began trading on the OTC Expert Market on October 8, 2024 under the symbol “EVVAQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2024, the Company received a notice (the “NYSE Notice”) from NYSE Regulation that it had determined to commence proceedings to delist the Common Stock from the NYSE and that trading in the Common Stock was suspended immediately. NYSE Regulation reached its decision that the Company is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after the Company’s October 4, 2024 Current Report on Form 8-K disclosing that the Company and certain of its subsidiaries filed the Amended Joint Chapter 11 Plan of Reorganization (the “Amended Plan”) and a related Disclosure Statement for the Amended Plan with the United States Bankruptcy Court for the Eastern District of Virginia relating to the Company’s and its debtor affiliates’ March 12, 2024 voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Code.

The NYSE will apply to the SEC to delist the Common Stock upon completion of applicable procedures. The Company does not intend to appeal the determination and, therefore, it is expected that the Common Stock will be delisted from the NYSE. As a result of the suspension and expected delisting, the Common Stock commenced trading on the OTC Expert Market under the symbol “EVVAQ.” The OTC Expert Market is a significantly more limited market than the NYSE, and quotation on the OTC Expert Market likely results in a less liquid market for existing and potential holders of the Common Stock to trade in the Common Stock and could further depress the trading price of the Common Stock. The Company can provide no assurance that its Common Stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Common Stock on this market, or whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market. The transition to over-the-counter markets will not affect the Company’s business operations or its reporting requirements under the rules of the SEC.

Cautionary Statement Regarding Forward-Looking Information

           This Current Report on Form 8-K (this “Current Report”) includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could differ materially from what is expressed, implied, or forecast in such statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enviva Inc.

Date: October 9, 2024	By:	/s/ Jason E. Paral
		Name:	Jason E. Paral
		Title:	Executive Vice President, General Counsel, and Secretary

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